EXHIBIT 10.87


                               AMENDMENT NO. 1 TO

                             SUPPLEMENTAL AGREEMENT

      This AMENDMENT NUMBER 1 TO THE SUPPLEMENTAL AGREEMENT is made effective as of September 30, 1998, by and between INTEGRATED HEALTH SERVICES, INC., a Delaware corporation (hereinafter referred to as the "Company"), and ROBERT N. ELKINS (hereinafter referred to as the "Executive").

                              W I T N E S S E T H:

      WHEREAS, Executive and Company are parties to a Supplemental Agreement, dated as of November 18, 1997 (the "Supplemental Agreement"), which provides for, among other things, the payment of certain Loan Bonuses to the Executive as of the dates and in the amounts set forth on Schedule A to the Supplemental Agreement, and which further provides that each such Loan Bonus shall be applied to the discharge of interest and principal outstanding under that certain
Promissory Note, dated September 29, 1997, executed by the Executive in the principal amount of $13,447,000 (the "1997 Note"); and

      WHEREAS, in addition to the 1997 Note, the Executive is obligated to the Company pursuant to that certain Promissory Note, dated January 28, 1998, executed by the Executive in the principal amount of $2,088,000 (the "1998 Note"); and

      WHEREAS, contemporaneously herewith, a new Promissory Note in the principal amount of $15,530,000 (the "New Note") has been executed and delivered by the Executive to the Company in substitution for the 1997 Note and 1998 Note,which prior notes have been canceled; and

      WHEREAS, the parties wish to amend the Supplemental Agreement to provide for the application of Loan Bonuses to the discharge of principal and interest under the New Note, and to change the installment dates and amounts of the Loan Bonuses.

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained, the parties, intending to be legally bound, hereby agree as follows:

      1. The sixth "WHEREAS" clause of the Supplemental Agreement, which defines "Note A" for purposes of the Supplemental Agreement, is hereby amended to read in its entirety as follows:

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      "WHEREAS, the Executive has agreed to deliver to the Company a Note, dated
September 30, 1998, and executed by him, in the principal amount of $15,535,000 ("Note A");"

      2. Schedule A as attached to the Supplemental Agreement is hereby amended to read in its entirety as set forth on Schedule A as attached to this Amendment No. 1. All references in the Supplemental Agreement to "Schedule A" shall mean the Schedule A attached to this Amendment No. 1.

      IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be signed by its duly authorized officers and its corporate seal to be hereunto affixed, and the Executive has hereunto set the Executive's hand on the day and year first above written.

COMPANY                                              EXECUTIVE

INTEGRATED HEALTH SERVICES, INC.
a Delaware corporation

By: _________________________________       ____________________________________
                                            Robert N. Elkins

Name: ______________________________


Title: _____________________________